Form 10-K, Exhibit 13
period 1999-12-31
MONEY STORE SBA ADJUSTABLE RATE CERTIFICATES 1998-1
filed 2000-03-30
CIK 1059166

EXHIBIT 13

                           ANNUAL SERVICER'S STATEMENT

        ANNUAL
                                      SERVICER'S
                                      STATEMENT


IN ACCORDANCE WITH SECTION 6.09(a) OF THE POOLING AND SERVICING AGREEMENT DATED
AS OF FEBRUARY 28, 1998, THE MONEY STORE INVESTMENT CORPORATION REPORTS THE
FOLLOWING INFORMATION PERTAINING TO SERIES 1998-1 FOR THE YEAR ENDED SERIES
1998-1 JANUARY FEBRUARY MARCH APRIL MAY JUNE JULY AUGUST SEPTEMBER OCTOBER
NOVEMBER DECEMBER DECEMBER 31, 1999.

                                                                             PRINT
                                                                           STATEMENT

6.    AGGREGATE AMOUNT OF INTEREST RECEIVED NET OF THE
      FTA's FEE, PREMIUM
      PROTECTION FEE, ADDITIONAL FEE AND PORTION                             11,199,591.68
      PAYABLE TO REGISTERED HOLDERS

10.   (A)  CLASS A INTEREST DISTRIBUTION AMOUNT:
           (i) ACCRUED INTEREST                          4,189,084.80
          (ii) SHORTFALL, IF ANY, ON A PRECEDING
               REMITTANCE  DATE PLUS INTEREST                    0.00
          (iii  CLASS A INTEREST  DISTRIBUTION AMOUNT
                 ADJUSTMENT                                 25,917.29
           TOTAL CLASS A INTEREST DISTRIBUTION AMOUNT                         4,215,002.09

      (B)  CLASS B INTEREST DISTRIBUTION AMOUNT:
           (i)  ACCRUED INTEREST                           339,170.70
                REMITTANCE DATE PLUS INTEREST
          (iii) CLASS B INTEREST DISTRIBUTION AMOUNT
                 ADJUSTMENT
            TOTAL CLASS B INTEREST DISTRIBUTION AMOUNT       2,114.32
                                                                                341,285.02
       (C)  CLASS A PRINCIPAL  DISTRIBUTION AMOUNT:
             (i)  UNGUARANTEED PERCENTAGE OF PAYMENTS
                  AND OTHER RECOVERIES OF PRINCIPAL     10,202,470.04
            (ii)  PRINCIPAL PORTION OF THE UNGUARANTEED
                  INTEREST PURCHASED FOR BREACH OF
                  WARRANTY AND RECEIVED BY THE TRUSTEE           0.00
           (iii)  SUBSTITUTION ADJUSTMENTS                       0.00
            (iv)  UNGUARANTEED PERCENTAGE OF
                  LOSSES THAT WERE LIQUIDATED              403,397.62
            (v)   UNGUARANTEED PERCENTAGE OF SBA LOAN
                  DELINQUENT 24  MONTHS OR UNCOLLECTIBLE    24,509.98
           (vi)   AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT       0.00
          (vii)   RECALCULATED PRINCIPAL ADJUSTMENT            (31.46)
       TOTAL CLASS A PRINCIPAL DISTRIBUTION AMOUNT                           10,630,346.18

      (D)  CLASS B PRINCIPAL DISTRIBUTION AMOUNT:
          (i)  UNGUARANTEED PERCENTAGE OF PAYMENTS
               AND OTHER RECOVERIES OF PRINCIPAL           767,927.82
         (ii)  PRINCIPAL PORTION OF THE UNGUARANTEED
               INTEREST PURCHASED FOR BREACH OF
               WARRANTY AND  RECEIVED BY THE TRUSTEE             0.00
        (iii)  SUBSTITUTION ADJUSTMENTS                          0.00
         (iv)  UNGUARANTEED PERCENTAGE OF
               LOSSES THAT WERE LIQUIDATED                  30,363.26
          (v)   UNGUARANTEED PERCENTAGE OF SBA LOAN
                DELINQUENT 24  MONTHS OR UNCOLLECTIBLE       1,844.84
         (vi)  AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT          0.00
        (vii)  RECALCULATED PRINCIPAL ADJUSTMENT                (2.37)
      TOTAL CLASS B PRINCIPAL DISTRIBUTION AMOUNT                               800,133.55

14.   (A)  WEIGHTED AVERAGE MATURITY                                                203.234
      (B)  WEIGHTED AVERAGE SBA LOAN INTEREST RATE                                   10.308%




       SERIES 1998-1

                                                                JANUARY          FEBRUARY       MARCH             APRIL
    6. AGGREGATE AMOUNT OF INTEREST RECEIVED NET OF THE
       FTA's FEE, PREMIUM
       PROTECTION FEE, ADDITIONAL FEE AND PORTION              939,630.55       883,017.81     1,046,362.47      997,867.11
       PAYABLE TO REGISTERED HOLDERS

  10. (A) CLASS A INTEREST DISTRIBUTION AMOUNT:
         (i)  ACCRUED INTEREST                                 360,615.00       359,205.00       356,742.60      349,922.40
        (ii) SHORTFALL, IF ANY, ON A PRECEDING
             REMITTANCE DATE PLUS INTEREST                           0.00             0.00             0.00            0.00
       (iii) CLASS A INTEREST DISTRIBUTION AMOUNT
             ADJUSTMENT                                         34,500.46         1,730.53         1,718.94        2,134.30
        TOTAL CLASS A INTEREST DISTRIBUTION AMOUNT             395,115.46       360,935.53       358,461.54      352,056.70

      (B)  CLASS B INTEREST  DISTRIBUTION AMOUNT:               29,242.50        29,128.20        28,928.40       28,375.50
          (i)  ACCRUED INTEREST
          (ii) SHORTFALL, IF ANY, ONA PRECEDING
               REMITTANCE DATE PLUS INTEREST                         0.00             0.00             0.00            0.00
        (iii)  CLASS B  INTEREST DISTRIBUTION AMOUNT
               ADJUSTMENT                                        2,797.69           140.32           139.50          173.03
        TOTAL CLASS B INTEREST DISTRIBUTION AMOUNT              32,040.19        29,268.52        29,067.90       28,548.53
      (C)  CLASS A PRINCIPAL DISTRIBUTION AMOUNT:
          (i) UNGUARANTEED PERCENTAGE OF PAYMENTS
              AND OTHER RECOVERIES OF PRINCIPAL                311,603.81       544,133.60     1,482,735.14    1,069,996.94
        (ii)  PRINCIPAL PORTION OF THE UNGUARANTEED
              INTEREST PURCHASED FOR BREACH OF
              WARRANTY RECEIVED BY THE TRUSTEE                       0.00             0.00             0.00            0.00
        (iii)  SUBSTITUTION ADJUSTMENTS                              0.00             0.00             0.00            0.00
         (iv)  UNGUARANTEED PERCENTAGE OF
               LOSSES THAT WERE LIQUIDATED                           0.00             0.00             0.00            0.00
          (v)  UNGUARANTEED PERCENTAGE OF SBA LOAN
               DELINQUENT 24 MONTHS OR UNCOLLECTIBLE                 0.00             0.00        24,509.98            0.00
          (vi)  AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT             0.00             0.00             0.00            0.00
         (vii)  RECALCULATED PRINCIPAL ADJUSTMENT                    0.00             0.00             0.00            0.00
        TOTAL CLASS A PRINCIPAL DISTRIBUTION AMOUNT            311,603.81       544,133.60     1,507,245.12    1,069,996.94

        (D)  CLASS B PRINCIPAL DISTRIBUTION AMOUNT:
          (i)  UNGUARANTEED PERCENTAGE OF PAYMENTS
               AND OTHER RECOVERIES OF PRINCIPAL                23,454.05        40,956.29       111,603.72       80,537.40
          (ii)  PRINCIPAL PORTION OF THE UNGUARANTEED
                INTEREST PURCHASED FOR BREACH OF
                WARRANTY AND RECEIVED BY THE TRUSTEE                 0.00             0.00             0.00            0.00
          (iii)  SUBSTITUTION ADJUSTMENTS                            0.00             0.00             0.00            0.00
           (iv)  UNGUARANTEED PERCENTAGE OF
                 LOSSES THAT WERE LIQUIDATED                         0.00             0.00             0.00            0.00
            (v)  UNGUARANTEED PERCENTAGE OF SBA LOAN
                 DELINQUENT 24 MONTHS OR UNCOLLECTIBLE               0.00             0.00         1,844.84            0.00
           (vi)  AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT            0.00             0.00             0.00            0.00
           (vii)  RECALCULATED PRINCIPAL ADJUSTMENT                  0.00             0.00             0.00            0.00
                  TOTAL CLASS B PRINCIPAL DISTRIBUTION AMOUNT   23,454.05        40,956.29       113,448.56       80,537.40

           14.   (A) WEIGHTED AVERAGE MATURITY                    215.428          214.396          212.867         212.166
                 (B) WEIGHTED AVERAGE SBA LOAN INTEREST RATE        9.817%           9.817%           9.824%          9.826%



    MAY              JUNE             JULY           AUGUST            SEPTEMBER        OCTOBER        NOVEMBER           DECEMBER

   850,774.41       916,054.72       946,875.54     1,009,617.46      775,101.84       864,763.29     1,018,709.55       950,816.93
   345,080.70       343,522.20       339,047.40       334,091.10      331,072.20       360,198.30       357,611.40       351,976.50
         0.00             0.00             0.00             0.00            0.00             0.00             0.00             0.00
     2,231.17         2,284.34         2,316.53         2,466.70        2,261.97       (27,966.83)        1,158.17         1,081.01
   347,311.87       345,806.54       341,363.93       336,557.80      333,334.17       332,231.47       358,769.57       353,057.51
    27,982.80        27,856.50        27,493.50        27,091.80       26,847.00        29,031.90        28,823.40        28,369.20
         0.00             0.00             0.00             0.00            0.00             0.00             0.00             0.00
       180.97           185.20           187.94           199.91          183.31        (2,254.10)           93.37            87.18
    28,163.77        28,041.70        27,681.44        27,291.71       27,030.31        26,777.80        28,916.77        28,456.38
   344,447.00       988,903.02     1,095,289.78       643,079.97      275,058.09       496,118.90     1,044,733.70     1,906,370.09
         0.00             0.00             0.00             0.00            0.00             0.00             0.00             0.00
         0.00             0.00             0.00             0.00            0.00             0.00             0.00             0.00
         0.00             0.00             0.00        24,107.78            0.00        27,369.58        95,552.14       256,368.12
         0.00             0.00             0.00             0.00            0.00             0.00             0.00             0.00
         0.00             0.00             0.00             0.00            0.00             0.00             0.00             0.00
         0.00             0.00             0.00             0.00            0.00             0.00             0.00           (31.46)
   344,447.00       988,903.02     1,095,289.78       667,187.75      275,058.09       523,488.48     1,140,285.84     2,162,706.75
    25,926.12        74,433.56        82,441.16        48,403.87       20,703.30        37,342.28        78,635.86       143,490.21
         0.00             0.00             0.00             0.00            0.00             0.00             0.00             0.00
         0.00             0.00             0.00             0.00            0.00             0.00             0.00             0.00
         0.00             0.00             0.00         1,814.56            0.00         2,060.08         7,192.10        19,296.52
         0.00             0.00             0.00             0.00            0.00             0.00             0.00             0.00
         0.00             0.00             0.00             0.00            0.00             0.00             0.00             0.00
         0.00             0.00             0.00             0.00            0.00             0.00             0.00            (2.37)
    25,926.12        74,433.56        82,441.16        50,218.43       20,703.30        39,402.36        85,827.96       162,784.36
      211.164          209.867          208.602          207.918         207.059          206.234          204.873          203.234
        9.827%           9.828%           9.831%           9.828%          9.828%          10.310%          10.309%          10.308%

  BY:     ------------------------
          STEPHANIE CALLAHAN
          ASSISTANT VICE PRESIDENT