Form 10-K, Exhibit 13
period 2000-12-31
MONEY STORE SBA ADJUSTABLE RATE CERTIFICATES 1998-1; MONEY STORE OF NEW YORK INC
filed 2001-04-17
CIK 1059166, 897434

EXHIBIT 13

                           ANNUAL SERVICER'S STATEMENT

     IN ACCORDANCE WITH SECTION 6.09(a) OF THE POOLING AND SERVICING AGREEMENT DATED AS OF FEBRUARY 28, 1998, THE MONEY STORE INVESTMENT CORPORATION REPORTS THE FOLLOWING INFORMATION PERTAINING TO SERIES 1998-1 FOR THE YEAR ENDED DECEMBER 31, 2000.

6.   AGGREGATE AMOUNT OF INTEREST RECEIVED NET OF THE FTA's FEE,
     PREMIUM PROTECTION FEE, ADDITIONAL FEE AND PORTION PAYABLE TO
     REGISTERED HOLDERS                                             9,101,078.44

10.  (A)  CLASS A INTEREST DISTRIBUTION AMOUNT:

           (i) ACCRUED INTEREST                      3,941,997.90

          (ii) SHORTFALL, IF ANY, ON A PRECEDING
               REMITTANCE DATE PLUS INTEREST                 0.00

         (iii) CLASS A INTEREST DISTRIBUTION
               AMOUNT ADJUSTMENT                       (65,466.10)

     TOTAL CLASS A INTEREST DISTRIBUTION AMOUNT                     3,876,531.80

     (B)  CLASS B INTEREST DISTRIBUTION AMOUNT:

           (i) ACCRUED INTEREST                        316,476.90

          (ii) SHORTFALL, IF ANY, ON A PRECEDING
               REMITTANCE DATE PLUS INTEREST                 0.00
         (iii) CLASS B INTEREST DISTRIBUTION
               AMOUNT ADJUSTMENT                        (5,015.51)

     TOTAL CLASS B INTEREST DISTRIBUTION AMOUNT                       311,461.39

     (C)  CLASS A PRINCIPAL DISTRIBUTION AMOUNT:

           (i) UNGUARANTEED PERCENTAGE OF PAYMENTS
               AND OTHER RECOVERIES OF PRINCIPAL    12,438,059.52

          (ii) PRINCIPAL PORTION OF THE UNGUARANTEED
               INTEREST PURCHASED FOR BREACH OF
               WARRANTY AND RECEIVED BY THE TRUSTEE          0.00

         (iii) SUBSTITUTION  ADJUSTMENTS                     0.00

          (iv) UNGUARANTEED PERCENTAGE OF
               LOSSES THAT WERE LIQUIDATED             534,462.74

           (v) UNGUARANTEED PERCENTAGE OF SBA LOAN
               DELINQUENT 24 MONTHS OR UNCOLLECTIBLE   349,980.62

          (vi) AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT      0.00

         (vii) RECALCULATED PRINCIPAL ADJUSTMENT             0.00

     TOTAL CLASS A PRINCIPAL DISTRIBUTION AMOUNT                   13,322,502.88

     (D)  CLASS B PRINCIPAL DISTRIBUTION AMOUNT:

           (i) UNGUARANTEED PERCENTAGE OF PAYMENTS
               AND OTHER RECOVERIES OF PRINCIPAL       940,703.93

          (ii) PRINCIPAL PORTION OF THE UNGUARANTEED
               INTEREST PURCHASED FOR BREACH OF
               WARRANTY AND RECEIVED BY THE TRUSTEE          0.00

         (iii) SUBSTITUTION  ADJUSTMENTS                     0.00

          (iv) UNGUARANTEED PERCENTAGE OF
               LOSSES THAT WERE LIQUIDATED              40,228.39

           (v) UNGUARANTEED PERCENTAGE OF SBA LOAN
               DELINQUENT 24 MONTHS OR UNCOLLECTIBLE    26,342.63

          (vi) AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT      0.00

         (vii) RECALCULATED PRINCIPAL ADJUSTMENT             0.00

     TOTAL CLASS B PRINCIPAL DISTRIBUTION AMOUNT                    1,007,274.95

14.  (A)  WEIGHTED AVERAGE MATURITY                                     189.162

     (B)  WEIGHTED AVERAGE SBA LOAN INTEREST RATE                        11.494%


BY:  /s/Stephanie Callahan
   ---------------------------
       STEPHANIE CALLAHAN
    ASSISTANT VICE PRESIDENT